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                                                        Exhibit 10.7 (e)(ii)

September 1, 1993


BEVERLEY L. HAYES


Dear Bev:

This letter serves to amend your Gross-Up Agreement with IMCERA Group Inc. dated July 1, 1992. The amendment is necessary due to the recent increase in your compensation and executive benefits.

Effective upon your acceptance of this amendment, the last sentence of the opening paragraph of your Gross-Up Agreement is amended as follows:

     "Notwithstanding the foregoing, your Gross-Up Payment, if any, may not exceed $834,461."

Except as modified hereby all other terms and provisions of your Gross-Up Agreement with the Company will remain in full force and effect.

Please indicate your acceptance of the amendment to your Gross-Up Agreement dated July 1, 1992, by signing the attached copy of this letter and returning it to my attention.

Very truly yours,


/s/  Ray Holman


I have read this letter and
understand and accept its terms.



/s/  B.L. Hayes
- ---------------
Beverley L. Hayes

Dated this 1st day of September, 1993

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July 1, 1992




BEVERLEY L. HAYES


Dear Bev,

This letter is to assure you that in the event you become entitled to payments by operation of the Employment Agreement dated March 7, 1990 ("Agreement") between you and IMCERA Group Inc., formerly known as International Minerals & Chemical Corporation ("IMCERA"), and if any of the payments to be made under the Agreement ("Agreement Payments") will be subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code") (or any similar tax that may hereafter be imposed), IMCERA shall pay to you at the time specified in paragraph (c) below an additional amount ("Gross-up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this paragraph, but before deduction for any federal, state or local income tax on the Agreement Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed because of the inclusion of the Gross-up Payment in your adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made. Notwithstanding the foregoing, your Gross-up Payment, if any, may not exceed $576,199.

     (1) For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax,

          (a) any other payments or benefits received or to be received by you in connection with a change in control (as the term is defined in the IMCERA Group Inc. Management Compensation and Benefit Assurance Program) of IMCERA or your termination of employment whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with IMCERA, any person whose actions result in a change of control of IMCERA or any person affiliated with IMCERA or such person) (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)
     (1) of the Code shall be treated as subject to the Excise Tax, unless in

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     the opinion of tax counsel selected by IMCERA's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax,

          (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments or (ii) the amount of excess parachute payments within the meaning of, Section 280G(b)(1) of the Code (after applying clause (a), above), and

          (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by IMCERA's independent auditors in accordance with the principles of Sections 280(G)(d)(3) and (4) of the Code.

     (2) For purposes of determining the amount of the Gross-up Payment, you shall be deemed to (x) pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and, (y) pay the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes (determined without regard to limitations on deductions based upon the amount of your adjusted gross income), and (z) have otherwise allowable deductions for federal income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in your adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, you shall repay to IMCERA at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), IMCERA shall make an additional gross-up payment in respect of sch excess (plus any interest payable with respect of such excess) at the time that the amount of such excess is finally determined.

     (3) The Gross-up Payment or portion thereof provided for in Paragraphs (1) and (2)

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above shall be paid not later than the thirtieth day following payment of any amounts under the Agreement; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, IMCERA shall pay to you on such day an estimate, as determined in good faith by IMCERA, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274 (b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after payment of any amounts under the Agreement. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by IMCERA to you, payable on the fifth day after demand by IMCERA (together with interest at the rate provided in Section 1274
(b)(2)(B) of the Code).

Should a change in control occur (as defined in the Management Compensation and Benefit Assurance Program) and should Gross-up Payments become due you as a result of the operation of your Agreement, then such Gross-up Payments will be paid to you from the Trust Agreement between IMCERA Group Inc. and Wachovia Bank of North Carolina, N.A., which has been established to protect payment obligations of IMCERA under this letter agreement.

IMCERA is pleased to be able to provide you with this additional assurance of economic protection in the event of a change in control.

Please sign, date and return the original of this letter in the envelope provided and retain the enclosed copy for your records.

Very truly yours,

/s/  M.B. Ingle

M.B. Ingle

                    I have read this letter and
                    understand and accept its terms.


                    /s/  B.L. Hayes
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                              (Signed)

                    7-1-92
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                              (Dated)